EXHIBIT 3.21(a)

CERTIFICATE OF INCORPORATION

OF

TRAMMELL CROW DALLAS OFFICE, INC.

(a stock corporation)

The undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. Name. The name of the corporation (the “Corporation”) is Trammell Crow Dallas Office, Inc.

2. Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The name of the Corporation’s registered agent at such address is The Prentice Hall Corporation System, Inc.

3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. Capital Stock. The Corporation will have authority to issue 1,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”). All shares of Common Stock will have identical rights and privileges in every respect, and each holder of Common Stock will have one vote for each share held thereof on all matters to be voted on by the stockholders of the Corporation.

5. Management Board. The Corporation’s Board of Directors will be called the Management Board. The number of members of the Management Board will be fixed in accordance with the Bylaws of the Corporation. Elections of members of the Management Board need not be by written ballot except and to the extent provided in the Bylaws of the Corporation. The name and mailing address of the person who is to serve as the initial member of the Management Board until the first annual meeting of stockholders or until his successors are elected and qualified are as follows:

NAME	MAILING ADDRESS

J. McDonald Williams	3500 Trammell Crow Center 2001 Ross Avenue Dallas, Texas 75201

6. Director Liability. To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no member of the Management Board of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a member of the Management Board of the Corporation. Any repeal or modification of this Article 6 will not adversely affect any right or protection of a member of the Management Board of the Corporation existing immediately prior to the repeal or modification.

7. Indemnification. Each person who is or was or had agreed to become a member of the Management Board or an officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Management Board or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article 7. Any repeal or modification of this Article 7 will not adversely affect any right or protection existing hereunder immediately prior to the repeal or modification.

8. Amendment to Bylaws. Any amendment, alteration or repeal of the Bylaws of the Corporation, or the adoption of new Bylaws by the Corporation, will require the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote.

9. Amendment to Certificate of Incorporation. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, members of the Management Board or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

10. Incorporator. The name and mailing address of the incorporator are Thomas B. Green, 3500 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 6th day of September, 1991.

/s/ Thomas B. Green
Thomas B. Green

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

TRAMMELL CROW DALLAS OFFICE, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is Trammell Crow Dallas Office, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“1. Name. The name of the corporation (the “Corporation”) is Trammell Crow Central Office Group, Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

/s/ J. McDonald Williams
J. McDonald Williams
Executive Vice President

Attest:

/s/ Laura B. Colella
Laura B. Colella, Secretary

SECOND AMENDMENT TO CERTIFICATE OF INCORPORATION

OF

TRAMMELL CROW CENTRAL OFFICE GROUP, INC.

f/k/a Trammell Crow Dallas Office, Inc.

It is hereby certified that:

1. The name of the Corporation (hereinafter called the “Corporation”) is Trammell Crow Central Office Group, Inc.

2. The Certificate of Amendment of Certificate of Incorporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“1. Name. The name of the Corporation (the “Corporation”) is Trammell Crow Dallas/Ft. Worth, Inc.”

3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

/s/ J. McDonald Williams
J. McDonald Williams,
Executive Vice President

Attest:

/s/ Deborah A. Oaks
Deborah A. Oaks,
Secretary

CERTIFICATE OF CORRECTION

TO THE SECOND AMENDMENT TO CERTIFICATE OF INCORPORATION

OF

TRAMMELL CROW DALLAS/FT. WORTH, INC.

f/k/a Trammell Crow Dallas Office, Inc.

This Correction                                                      to the Second Amendment to Certificate of Incorporation of Trammell Crow Dallas/Ft. Worth, Inc. is hereby executed this 10th day of September, 1993, but effective for all purposes as of the date the Second Amendment was filed with the Secretary of State of Delaware, August 16, 1993.

It is hereby certified that:

1. On August 16, 1993, Trammell Crow Central Office Group, Inc. filed a Second Amendment to Certificate of Incorporation changing the name of the corporation to Trammell Crow Dallas/Ft. Worth, Inc.

2. Due to a scriveners error, the new name of the corporation was spelled incorrectly.

3. The Second Amendment to Certificate of Incorporation is hereby corrected by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“1. Name. The name of the Corporation (the “Corporation”) is Trammell Crow Dallas/Fort Worth, Inc.”

4. This Correction to the Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware.

/s/ J. McDonald Williams
J. McDonald Williams, Executive Vice President

Attest:

/s/ Deborah A. Oaks
Deborah A. Oaks, Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

TRAMMELL CROW DALLAS/FORT WORTH, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is Trammell Crow Dellas/Fort Worth, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“1. Name. The name of the corporation (the “Corporation”) is TCDFW, Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

/s/ Deborah A Oaks,
Deborah A. Oaks,
Secretary

Attest:

/s/ Richard H. Coe
Richard H. Coe, Assistant Secretary

CERTIFICATE OF MERGER

OF

TC DALLAS INDUSTRIAL, INC. F/K/A

TRAMMELL CROW DALLAS INDUSTRIAL, INC.

( a Delaware corporation),

with and into

TCDFW, INC.

( a Delaware corporation)

Pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware, TCDFW, Inc., a Delaware corporation (“TCDFW”), does hereby certify the following for the purpose of merging TC Dallas Industrial, Inc. f/k/a Trammell Crow Dallas Industrial, Inc., a Delaware corporation (“Industrial”), with and into TCDFW:

1. The name and state of incorporation of each of the constituent corporation of the merger are as follows:

Name	State of Incorporation
TC Dallas Industrial, Inc. f/k/a Trammell Crow Dallas Industrial, Inc.	Delaware

TCDFW, Inc.	Delaware

2. An Agreement and Plan of Merger among the constituent corporations (the “Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

3. TCDFW shall be the surviving corporation in the merger and it is to be governed by the laws of the State of Delaware.

4. The certificate of incorporation of TCDFW shall be the certificate of incorporation of the surviving corporation.

5. The executed Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation in Trammell Crow Company, 3400 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201.

6. A copy of the Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

7. The merger shall be effective at 3:00 p.m., Central Time, on December 31, 1998.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of December 21, 1998.

TCDFW, INC.

By:	/s/ Thomas O. McKearney, II
Name:	Thomas O. McKearney, II
Title:	E.V.P.

CERTIFICATE OF CHANGE

OF

REGISTERED AGENT AND OFFICE

OF

TCDFW, Inc.

The Board of Directors of                                     TCDFW, Inc.                                              . A Corporation of Delaware, on this 24th day of September      2002, do hereby resolve and order that the location of the Registered Office of this Corporation within the State of Delaware be, and the same hereby is                                          30 Old Rudnick Lane, Dover, DE 19901, county of Kent.                                                                          .

The name of the Registered Agent herein and in charge thereof upon whom process against this Corporation may be served is:                             LexisNexis Document Solutions Inc.

TCDFW, Inc.                              a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by an authorized officer of the corporation the 24th day of September         , 2002.

By:	/s/ Rebecca M. Savino
Authorized Officer & Title

Rebecca M. Savino, Asst, Sec.
Printed Name & Title

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is TCDFW, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on June 7, 2004.

/s/ Rebecca M. Savino
Rebecca M. Savino, Assistant Secretary

DE BC D:COA CERTIFICATE OF CHANGE 09/00 (#163)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

TCDFW, INC.

TCDFW, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is TCDFW, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 10, 1991 (the “Certificate of Incorporation”).

2. Effective on the date hereof, the Certificate of Incorporation is hereby amended by striking out article First thereof and by substituting in lieu of said article the following new article First:

“FIRST: The name of the corporation (the “Corporation”) is CBRE DFW, Inc.”

3. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

4. The foregoing amendment set forth in this Certificate of Amendment of the Certificate of Incorporation were duly adopted in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Corporation, has executed this Certificate of Amendment of the Certificate of Incorporation this 11th day of January, 2007.

BY:	/s/ Brian D. Mcallister
Name: Brian D. McAllister
Title: Senior Vice President

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CBRE DFW, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is CBRE DFW, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 10, 1991 (the “Certificate of Incorporation”).

2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“1. Name. The name of the corporation (the “Corporation”) is TCDFW, Inc.”

3. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

4. The foregoing amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Corporation, has executed the Certificate of Amendment of the Certificate of Incorporation this 8th day of August, 2007.

/s/ Rebecca M. Savino
Rebecca M. Savino,
Assistant Secretary